EXHIBIT 1.2



                            MURPHY OIL CORPORATION

                                 $___,000,000

                               Medium-Term Notes

               Due from 9 Months to __ Years from Date of Issue

                            DISTRIBUTION AGREEMENT



                                                ________ __, 1994



Smith Barney Inc.
1345 Avenue of the Americas
48th Floor
New York, New York 10105

J.P. Morgan Securities, Inc.
60 Wall Street
New York, NY  10260-0060

National Westminster Bank Plc, New York Branch
175 Water Street
20th Floor
New York, NY  10038

Dear Sirs:


            Murphy Oil Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of up to $___,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial offering price of its medium-term notes due from 9 months to __ years from date of issue (the "Notes"). The Notes will be issued under an Indenture dated as of _______________________, 1994 (the "Indenture") between the
Company and Chemical Bank, as Trustee (the "Trustee"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

            The Company hereby appoints Smith Barney Inc. and J.P. Morgan Securities Inc. and National Westminster Bank Plc, New York Branch (individually, an "Agent" and collectively, the "Agents") as its exclusive agents, subject to Section 12, for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal and, if requested by such Agent, the Company will enter into a Terms Agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, relating to the Notes. Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), is hereinafter referred to as the "Registration Statement." The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

            1. Representations and Warranties. The Company represents and warrants to and agrees with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

            (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

            (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

            (e) Each of this Agreement and any applicable Terms Agreement has been duly authorized, executed and delivered by the Company.

            (f) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (g) The Notes have been duly authorized and, when executed and authenticated in accordance with the Indenture and delivered to and duly paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

            (h) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Notes, the Indenture and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indenture and any applicable Terms Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

          (i) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

            (k) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

            2.   Solicitations as Agent; Purchases as Principal.

            (a) Solicitations as Agent. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

            The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

            The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:


               Term                              Commission Rate
               -----                             ---------------

     From 9 months to less than 1 year                  .   %
     From 1 year to less than 18 months                 .   %
     From 18 months to less than 2 years                .   %
     From 2 years to less than 3 years .   %
     From 3 years to less than 4 years                  .   %
     From 4 years to less than 5 years                  .   %
     From 5 years to less than 6 years                  .   %
     From 6 years to less than 7 years .   %
     From 7 years to less than 10 years                 .   %
     From 10 years to less than 15 years                .   %
     From 15 years to and including __ years            .   %


            Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

            (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Agreement and, if requested by such Agent, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will be substantially in the form of Exhibit A hereto but may take the form of an exchange of any form of written telecommunication between such Agent and the Company.

            An Agent's commitment to purchase Notes as principal, whether pursuant to a Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each agreement by an Agent to purchase Notes as principal (whether or not set forth in a Terms Agreement) shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such agreement shall also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

            Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent as principal, whether pursuant to a Terms Agreement or otherwise, is referred to herein as a "Settlement Date."

            (c) Administrative Procedures. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

            (d) Delivery. The documents required to be delivered by Section 4 of this Agreement as a condition precedent to the Agents' obligations to begin soliciting offers to purchase Notes as agents of the Company shall be delivered at the office of Cahill Gordon & Reindel, counsel for the Agents, not later than __ p.m., New York time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes as principal. The date of delivery of such documents is referred to herein as the "Commencement Date."

            (e) Obligations Several. The Company acknowledges that the obligations of the Agents under this Agreement are several and not joint.

            3.   Agreements.  The Company agrees with each Agent that:

            (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

            (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration
Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented
Prospectus to the Agents in such quantities as they may reasonably request.
If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration
Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

            (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earnings statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earnings statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

            (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

            (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request.

            (f) During the term of this Agreement, the Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

            (g) During the term of this Agreement, the Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

            (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of
Section 3(e), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Basic Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of the Indenture and any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any out-of-pocket expenses incurred by the Agents; provided that any advertising expenses incurred by the Agents shall have been approved by the Company.

            (i) Between the date of any agreement by an Agent to purchase Notes as principal and the Settlement Date with respect to such agreement, the Company will not, without such Agent's prior consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such agreement, (ii) Notes previously agreed to be sold by the Company and
(iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such agreement.

            4. Conditions of the Obligations of the Agents. Each Agent's obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes as principal pursuant to any Terms Agreement or otherwise and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of purchase) and (in each case) to the following additional conditions precedent when and as specified:

            (a)  Prior to such solicitation or purchase, as the case may be:

            (i) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

          (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade,
      (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses
      (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

         (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;


(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

            (b) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received:

            (i) The opinion, dated as of such date, of General Counsel of the Company, to the effect that:

                        (A) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

                        (B) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                        (C) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

                        (D) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued shares of capital stock of each such Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as otherwise set forth in ______________) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                        (E) To the best of such counsel's knowledge, without independent inquiry, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the business of the Company and its subsidiaries, taken as a whole; and any material real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially affect the business of the Company and its subsidiaries, taken as a whole;

                        (F) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which such counsel has reasonable cause to believe could individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

                        (G) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                        (H) The Notes have been duly authorized and, when the terms of the Notes have been established in accordance with the Indenture and when such Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Distribution Agreement by the Company, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture conforms and the Notes will conform to the descriptions thereof in the Prospectus as amended or supplemented;

                        (I) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

                        (J) The issue and sale of the Notes, the compliance by the Company with all of the provisions of the Notes, the Indenture, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, as amended, of the Company or the By-Laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties (in giving the opinion in this clause, such counsel need express no opinion as to the validity or legality of this Agreement);

                        (K) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Notes, the issue and sale of the Notes or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indenture, except such as have been obtained under the Act and the Trust
                  Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Notes from the Company and with purchases of Notes by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

                        (L) The documents incorporated by reference in the Prospectus (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such documents were so filed, not misleading; and

                        (M) The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the date of such opinion, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

            In rendering such opinion, such counsel may rely, without independent investigation, upon an opinion or opinions as to laws of any jurisdiction other than the United States or the State of Louisiana, provided that (1) each such local counsel is acceptable to the Agents, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion so relied upon and a copy of each such opinion is delivered to the Agents and is in form and substance satisfactory to the Agents and their counsel and (3) counsel shall state in their opinion that they believe that they and the Agents are justified in relying thereon. With respect to subparagraph (H) of paragraph (i) above, such counsel may assume that (a) the Securities will conform to the forms attached to the certificate delivered and executed by the Secretary of the Company pursuant to this Agreement or any applicable Terms Agreement and will be completed in accordance with the requirements of the Indenture and the Administrative Procedures and (b) none of the terms of the Securities not contained in the forms examined by such counsel will violate any applicable law or be unenforceable. With respect to subparagraph (M) of paragraph (i) above, such counsel may state that his opinion and belief are based upon his participation and the participation of his staff in the preparation of the Registration Statement and Prospectus and review and discussion of the information furnished therein;

            (ii) The opinion, dated as of such date, of Davis Polk & Wardwell, or other counsel for the Company satisfactory to the Agents, to the effect that:

                        (A) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                        (B) The notes have been duly authorized, and, when the terms of the Notes have been established in accordance with the Indenture and when such Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Distribution Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture conforms and the Form of Notes conforms to the descriptions thereof in the Prospectus as amended or supplemented;

                        (C) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

                        (D) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body of the United States or the State of New York is required for the solicitation of offers to purchase Notes, the issue and sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement, and applicable Terms Agreement or the Indenture except such as have been obtained under the Act and the Trust Indenture Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by the Agents of offers to purchase Notes from the Company and with purchases of Notes by an Agent as principal, as the case may be, in each case in the manner contemplated herein;

                        (E) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and

                        (F) The Registration Statement and the Prospectus as amended or supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; such counsel has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or that, as of the date of such opinion, either the Registration Statement or the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements and related schedules and other financial information therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed.

            In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the United States and the State of New York. With respect to subparagraph (B) of paragraph (ii) above, such counsel may assume that (a) the Notes will conform to the forms attached to the certificate delivered and executed by the Secretary of the Company pursuant to this Agreement or any applicable Terms Agreement and will be completed in accordance with the requirements of the Indenture and the Administrative Procedures and (b) none of the terms of the Notes not contained in the forms examined by such counsel will violate any applicable law or be unenforceable. With respect to subparagraph (F) of paragraph (ii) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus as amended or supplemented and review and discussion of the information furnished therein, but without independent check or verification thereof, except as specified.

            (iii) The opinion, dated as of such date, of Cahill Gordon & Reindel, counsel for the Agents, to the effect that:

                        (A)  This Agreement and any applicable Terms
                  Agreement have been duly authorized, executed and delivered by the Company;

                        (B) The notes have been duly authorized, and, when the terms of the Notes have been established in accordance with the Indenture and when such Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture and the Distribution Agreement will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture conforms and the Form of Notes conforms to the descriptions thereof in the Prospectus as amended or supplemented;

                        (C) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture has been qualified under the Trust Indenture Act;

                        (D) The statements in the Prospectus under the captions "Description of Debt Securities" and "Plan of Distribution," insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein;

                        (E) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; and

                        (F) Such counsel (1) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) each part of the Registration Statement, when such part became effective did not, and as of the date such opinion is delivered, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading,
                  (2) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (3) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of the date such opinion is delivered does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            With respect to clause (F) above, such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendments or supplements thereto (other than the documents incorporated by reference) and upon review and discussion of the contents thereof (including documents incorporated by reference) but are without independent check or verification, except as specified.

            The opinion of Davis Polk & Wardwell described in paragraph
(B)(ii) above shall be rendered to you at the request of the Company and shall so state therein.

            (c) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated such Commencement Date or Settlement Date, as the case may be, signed by an executive officer of the Company to the effect set forth in subparagraph
(a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

            The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

            (d) On the Commencement Date and, if called for by any agreement by an Agent to purchase Notes as principal, on the corresponding Settlement Date, the Company's independent public accountants shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

            (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

            5. Additional Agreements of the Company. (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 4(c) relating to the Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

            (b)  Each time the Company furnishes a certificate pursuant to
Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent a written opinion of independent counsel for the Company. Any such opinion shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinion referred to in Section 4(b)(i), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. In lieu of such opinion, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

            6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by you or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or the Prospectus
(as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein.

            (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Smith Barney Inc. or, if Smith Barney Inc. is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph
(a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

            (d) If the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and of each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this
Section 6 shall be several (in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and not joint.

            (e) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            7. Position of the Agents. In acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

            8. Termination. This Agreement may be terminated at any time by the Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any agreement by an Agent to purchase Notes as principal, and the termination of any such agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a), Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11 and 14 shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

            9. Representations and Indemnities to Survive. The respective indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any agreement by an Agent to purchase Notes as principal will remain in full force and effect, regardless of any termination of this Agreement or any such agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in Section 6 and delivery of and payment for the Notes.

            10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to Smith Barney Inc., will be mailed, delivered or telefaxed and confirmed at 1345 Avenue of the Americas, 48th Floor, New York, New York 10105, Attention: ____________ (telefax number:
_________); and, if sent to J.P. Morgan Securities, Inc., will be mailed, delivered or telefaxed and confirmed at 60 Wall Street, New York, New York 10260-0060, Attention: ________ (telefax number: ________); and, if sent to National Westminster Bank Plc, New York Branch, will be mailed, delivered or telefaxed and confirmed at 175 Water Street, 20th Floor, New York, New York 10038, Attention: _________ (telefax number: ________); or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at P.O. Box 7000, 200 Peach Street, El Dorado, Arkansas 71730, Attention:
______________ (telefax number __________).

            11. Successors. This Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

            12. Amendments. This Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on seven days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

            13. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            14. Applicable Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York.

            15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.


                              Very truly yours,

                              MURPHY OIL CORPORATION


                              By ______________________________
                                  Title:



The foregoing Agreement
is hereby confirmed
and accepted as of the
date first above written.

SMITH BARNEY INC.


By _______________________________
    Title:


J.P. MORGAN SECURITIES INC.


By _______________________________
    Title:


NATIONAL WESTMINSTER BANK Plc, New York Branch


By ________________________________
     Title:

                                                      EXHIBIT A







                            MURPHY OIL CORPORATION

                               MEDIUM-TERM NOTES

                                TERMS AGREEMENT



                                                  _________________, 1994

Murphy Oil Corporation
200 Peach Street
El Dorado, Arkansas  71731


Attention:

            Re:  Distribution Agreement dated ___________, 1994
                 (the "Distribution Agreement")
                 ----------------------------------------------

            We agree to purchase your Medium-Term Notes having the following terms:

            [We agree to purchase, severally and not jointly, the principal amount of Notes set forth below opposite our names:


                                                  Principal Amount
      Name                                            of Notes
      ----                                        ----------------

[Smith Barney Inc.]
[Insert syndicate list]

                                   Total . . . . . .   $
                                                       ===========


            The Notes shall have the following terms:]


All Notes:              Fixed Rate Notes:             Floating Rate Notes:

Principal amount:       Interest Rate:                Base rate:

Purchase price:         Applicability                 Index maturity:
                        of modified

Price to public:        Payment upon                  Spread:
                        acceleration:

Settlement date                                       Spread multiplier:
and time:               If yes, state
                        issue price:                  Alternate rate
Place of                                              event spread:
delivery:               Amortization
                        schedule:                     Initial interest
Specified                                             rate:
currency:
                                                      Initial interest
Maturity date:                                        reset date:

Initial accrual                                       Interest reset
period OID:                                           dates:

Total amount                                          Interest reset
of OID:                                               period:

Original yield                                        Maximum interest
to maturity:                                          rate:

Optional repayment                                    Minimum interest
date(s):                                              rate:

Optional redemption                                   Interest payment
date(s):                                              period:

Initial redemption                                    Interest payment
date:                                                 dates:

Initial redemption                                    Calculation agent:
percentage:

Annual redemption
percentage
decrease:

Other terms:




                              The provisions of Sections 1, 2(b) and 2(c) and
                  3 through 6, 9, 10, 11 and 14 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

                              [If on the Settlement Date any one or more of
                  the Agents shall fail or refuse to purchase Notes that it has or they have agreed to purchase on such date, and the aggregate amount of Notes which such defaulting Agent or Agents agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Notes to be purchased on such date, the other Agents shall be obligated severally in the proportions that the amount of Notes set forth opposite their respective names above bears to the aggregate amount of Notes set forth opposite the names of all such non-defaulting Agents, or in such other proportions as _____________ may specify, to purchase the Notes which such defaulting Agent or Agents agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Notes that any Agent has agreed to purchase pursuant to this Agreement be increased pursuant to this paragraph by an amount in excess of one-ninth of such amount of Notes without the written consent of such Agent. If on the Settlement Date any Agent or Agents shall fail or refuse to purchase Notes and the aggregate amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate amount of Notes to be purchased on such date, and arrangements satisfactory to ___________ and the Company for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Agent or the Company. In any such case either ___________ or the Company shall have the right to postpone the Settlement Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Agent from liability in respect of any default of such Agent under this Agreement.](1)

________________
1 Delete if the transaction will not be syndicated.

                              This Agreement is subject to termination on the
                  terms incorporated by reference herein. If this Agreement is so terminated, the provisions of Sections 3(h), 6, 9, 11 and 14 of the Distribution Agreement shall survive for the purposes of this Agreement.

                              The following information, opinions,
                  certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required:


                              [NAME OF RELEVANT AGENT(S)]


                              By ______________________________
                                  Title:


Accepted:

MURPHY OIL CORPORATION


By ________________________
   Title:

                                                                  EXHIBIT B


                            MURPHY OIL CORPORATION

                               MEDIUM-TERM NOTES

                           ADMINISTRATIVE PROCEDURES

                       _________________________________



          Explained below are the administrative procedures and specific terms of the offering of Medium-Term Notes (the "Notes"), on a continuous basis by Murphy Oil Corporation (the "Company") pursuant to the Distribution Agreement, dated as of ________, 1994 (the "Distribution Agreement") among the Company and Smith Barney Inc., J.P. Morgan Securities and National Westminster Bank Plc, New York Branch (the "Agents"). The Notes will be issued under an Indenture dated as of ________, 1994 (the "Indenture") between the Company and Chemical Bank, as trustee (the "Trustee"). In the Distribution Agreement, the Agents have agreed to use reasonable efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Company. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Company and such Agent will enter into a terms agreement (a "Terms Agreement"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

          The Trustee will be the Registrar, Calculation Agent, Authenticating Agent and Paying Agent for the Notes and will perform the duties specified herein. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "Book-Entry Note") or a certificate delivered to the holder thereof or a person designated by such holder (a "Certificated Note"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

          Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC'S operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined herein, terms defined in the Indenture, the Notes or any prospectus supplement relating to the Notes shall be used herein as therein defined.

          The Company will advise the Agents in writing of the employees of the Company with whom the Agents are to communicate regarding offers to purchase Notes and the related settlement details.


     PART I:  ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES


          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Trustee to DTC, dated as of ________, 1994, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated as of ________, 1994 (the "MTN Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:                   On any date of settlement (as defined
                            under "Settlement" below) for one or more
                            Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a "Global Security") representing up to U.S. $150,000,000 principal amount of all such Notes that have the same
                            Original Issue Date, Maturity Date and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "Interest Accrual Date," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security
                            (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security (or if no such payment or provision has been made, the original issuance date of the predecessor
                            Global Security), regardless of the date of authentication of such subsequently issued
                            Global Security. Book-Entry Notes may be payable only in U.S. dollars. No Global
                            Security will represent any Certificated Note.

Denominations:              Book-Entry Notes will be issued in
                            principal amounts of U.S. $[100,000] or any amount in excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S. $150,000,000. If one or more
                            Book-Entry Notes having an aggregate principal amount in excess of $150,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global
                            Security will be issued to represent each U.S.
                            $150,000,000 principal amount of such Book-
                            Entry Note or Notes and an additional Global
                            Security will be issued to represent any remaining principal amount of such Book-Entry
                            Note or Notes. In such a case, each of the Global Securities representing such Book-Entry
                            Note or Notes shall be assigned the same CUSIP number.

Preparation                 If any offer to purchase a Book-Entry Note is
of Pricing                  accepted by or on behalf of the Company,
Supplement:                 the Company will prepare a pricing supplement (a
                            "Pricing Supplement") reflecting the terms of such Note. The Company (i) will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

                            In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                 The receipt by the Company of immediately
                            available funds in payment for a Book-Entry
                            Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement                  Settlement Procedures with regard to each
Procedures:                 Book-Entry Note sold by the Company to or
                            through an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                                 A.   The relevant Agent will advise
                                 the Company by telephone that such
                                 Note is a Book-Entry Note and of the
                                 following settlement information:

                                       1.    Principal amount.

                                       2.    Maturity Date.

                                       3.    In the case of a Fixed
                                       Book-Entry Note, the Interest Rate,
                                       whether such Note will pay interest
                                       annually or semiannually and whether
                                       such Note is an Amortizing Note,
                                       and, if so, the amortization
                                       schedule, or, in the case of a
                                       Floating Rate Book-Entry Note, the
                                       Initial Interest Rate (if known at
                                       such time), Interest Payment
                                       Date(s), Interest Payment Period,
                                       Calculation Agent, Base Rate, Index
                                       Maturity, Interest Reset Period,
                                       Initial Interest Reset Date,
                                       Interest Reset Dates, Spread or
                                       Spread Multiplier (if any), Minimum
                                       Interest Rate (if any), Maximum
                                       Interest Rate (if any) and the
                                       Alternate Rate Event Spread (if
                                       any).

                                       4.    Redemption or repayment
                                       provisions (if any).

                                       5.    Settlement date and time
                                       (Original Issue Date).

                                       6.    Interest Accrual Date.

                                       7.    Price.

                                       8.    Agent's commission (if any)
                                       determined as provided in the
                                       Distribution Agreement.

                                       9.    Whether the Note is an Original
                                       Issue Discount Note (an "OID Note"),
                                       and if it is an OID Note, the total
                                       amount of OID, the yield to
                                       maturity, the initial accrual period
                                       OID and the applicability of
                                       Modified Payment upon Acceleration
                                       (and, if so, the Issue Price).


                                       10.   Whether the Note is a PERLS
                                       Note, and if it is a PERLS Note,
                                       the Denominated Currency, the
                                       Indexed Currency or Currencies, the
                                       Payment Currency, the Exchange Rate
                                       Agent, the Reference Dealers, the
                                       Face Amount, the Fixed Amount of
                                       each Indexed Currency, the Aggregate
                                       Fixed Amount of each Indexed
                                       Currency and the Authorized
                                       Denominations (if other than U.S.
                                       dollars).

                                       11.   Whether the Note is a
                                       Renewable Note, and if it is a
                                       Renewable Note, the Initial
                                       Maturity Date and the Final
                                       Maturity Date.

                                       12.   Whether the Company has the
                                       option to extend the Original Maturity
                                       Date of the Note, and, if so, the Final
                                       Maturity Date of such Note.

                                       13.   Whether the Company has
                                       the option to reset the Interest Rate,
                                       the Spread or the Spread Multiplier of
                                       the Note.

                                       14.   Any other applicable terms.

                                 B.   The Company will advise the
                                 Trustee by telephone or electronic
                                 transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Company and the relevant Agent of such CUSIP number by telephone as soon as practicable.

                                 C.   The Trustee will enter a
                                 pending deposit message through
                                 DTC's Participant Terminal System,
                                 providing the following settlement
                                 information to DTC, the relevant Agent and Standard & Poor's Corporation:

                                       1.    The information set forth in
                                       Settlement Procedure "A".

                                       2.    The Initial Interest Payment
                                       Date for such Note, the number of
                                       days by which such date succeeds the
                                       related DTC Record Date (which in
                                       the case of Floating Rate Notes
                                       which reset daily or weekly, shall
                                       be the date five calendar days
                                       immediately preceding the applicable
                                       Interest Payment Date and, in the
                                       case of all other Notes, shall be
                                       the Record Date as defined in the
                                       Note) and, if known, the amount of
                                       interest payable on such Initial
                                       Interest Payment Date.

                                       3.    The CUSIP number of the Global
                                       Security representing such Note.

                                       4.    Whether such Global Security
                                       will represent any other Book-Entry
                                       Note (to the extent known at such
                                       time).

                                       5.    Whether such Note is an
                                       Amortizing Note (by an appropriate
                                       notation in the comments field of
                                       DTC's Participant Terminal System).

                                       6.    The number of
                                       participant accounts to be
                                       maintained by DTC on behalf of the
                                       relevant Agent and the Trustee.

                                 D.   The Trustee will complete and
                                 authenticate the Global Security
                                 representing such Note.

                                 E.   DTC will credit such Note to the
                                 Trustee's participant account at
                                 DTC.

                                 F.   The Trustee will enter an SDFS
                                 deliver order through DTC's Participant
                                 Terminal System instructing DTC to (i)
                                 debit such Note to the Trustee's
                                 participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission (if any). The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the MTN Certificate Agreement.

                                 G.   Unless the relevant Agent is the end
                                 purchaser of such Note, such Agent will
                                 enter an SDFS deliver order through DTC's
                                 Participant Terminal System instructing
                                 DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and
                                 (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

                                 H.   Transfers of funds in accordance
                                 with SDFS deliver orders described in
                                 Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

                                 I.   The Trustee will credit to the
                                 account of the Company maintained at [NAME
                                 OF ISSUER'S BANK], New York, New York, in immediately available funds the amount transferred to the Trustee in accordance with Settlement Procedure "F".

                                 J.   Unless the relevant Agent is the end
                                 purchaser of such Note, such Agent will
                                 confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

                                 K.   Monthly, the Trustee will send
                                 to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement                 For sales by the Company of Book-Entry Notes
Procedures                 to or through an Agent (unless otherwise specified
Timetable:                 pursuant to a Terms Agreement) for settlement on
                           the first Business Day after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York
                           City set forth below:

                           Settlement
                           Procedure_          Time

                           A     11:00 A.M. on sale date
                           B     12:00 Noon on sale date
                           C      2:00 P.M. on sale date
                           D      9:00 A.M. on settlement
                                  date
                           E     10:00 A.M. on settlement
                                  date
                           F-G    2:00 P.M. on settlement
                                  date
                           H      4:45 P.M. on settlement
                                  date
                           I-J    5:00 P.M. on settlement
                                  date

                           If a sale is to be settled more than a Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement
                           Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                           If settlement of a Book-Entry Note is
                           rescheduled or cancelled, the Trustee, after receiving notice from the Company or the relevant Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure                    If the Trustee fails to enter an
to Settle:                 SDFS deliver order with respect to a
                           Book-Entry Note pursuant to Settlement Procedure
                           "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "cancelled," make appropriate entries in the Trustee's records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's Corporation, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two
                           Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining
                           Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                           If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                           Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                           In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.


          PART II:  ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

          The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:                  Each Certificated Note will be dated and
                           issued as of the date of its
                           authentication by the Trustee.  Each
                           Certificated Note will bear an Original
                           Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated
                           Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Preparation                If any offer to purchase a Certificated Note
of Pricing                 is accepted by or on behalf of the Company,
Supplement:                the Company will prepare a Pricing Supplement
                           reflecting the terms of such Note.  The Company
                           (i) will arrange to file 10 copies of such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule
                           424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

                           In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:                The receipt by the Company of immediately
                           available funds in exchange for an authenticated
                           Certificated Note delivered to the relevant
                           Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Company will be settled on the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date, which date shall be no earlier than the next Business Day.

Settlement                 Settlement Procedures with regard to
Procedures:                each Certificated Note sold by the Company
                           to or through an Agent (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                           A.   The relevant Agent will advise the
                           Company by telephone that such Note is a Certificated Note and of the following settlement information:

                                 1.    Name in which such Note is to
                                 be registered ("Registered Owner").

                                 2.    Address of the Registered Owner and
                                 address for payment of principal and
                                 interest.

                                 3.    Taxpayer identification number
                                 of the Registered Owner (if available).

                                 4.    Principal amount.

                                 5.    Maturity Date.

                                 6.    In the case of a Fixed Rate
                                 Certificated Note, the Interest Rate,
                                 whether such Note will pay interest
                                 annually or semiannually and whether such
                                 Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Date(s), Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

                                 7.    Redemption or repayment provisions
                                 (if any).

                                 8.    Settlement date and time (Original
                                 Issue Date).

                                 9.    Interest Accrual Date.

                                 10.   Price.

                                 11.   Agent's commission (if any) determined
                                 as provided in the Distribution Agreement.

                                 12.   Denominations.

                                 13.   Specified Currency.

                                 14.   Whether the Note is an OID
                                 Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and if so, the Issue Price).

                                 15.   Whether the Note is a PERLS
                                 Note, and if it is a PERLS Note, the
                                 Denominated Currency, the Indexed Currency or Currencies, the Payment Currency, the Exchange Rate Agent, the Reference Dealers, the Face Amount, the Fixed Amount of each Indexed Currency, the Aggregate Fixed Amount of each Indexed Currency and the Authorized Denominations (if other than U.S. dollars).

                                 16.  Whether the Note is a Renewable Note,
                                 and if it is a Renewable Note, the Initial
                                 Maturity Date and the Final Maturity Date.

                                 17.  Whether the Company has the option to
                                 extend the Original Maturity Date of the Note, and, if so, the Final Maturity Date of such Note.

                                 18.  Whether the Company has the option to
                                 reset the Interest Rate, the Spread or the Spread Multiplier of the Note.

                                 19.   Any other applicable terms.

                           B.  The Company will advise the Trustee by
                           telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

                           C.  The Company will have delivered to the
                           Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

                              1.          Note with customer confirmation.

                              2.          Stub One - For the Trustee.

                              3.          Stub Two - For the relevant Agent.

                              4.          Stub Three - For the Company.

                           D.  The Trustee will complete such Note and
                           authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Company at [NAME OF ISSUER'S BANK], New York, New York, or to such other account as the Company shall have specified to such Agent and the Trustee, in immediately available funds, of an amount equal to the price of such Note less such Agent's commission (if any). In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

                           E.  Unless the relevant Agent is the end
                           purchaser of such Note, such Agent will
                           deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

                           F.  The Trustee will send Stub Three to the
                           Company by first-class mail. Monthly, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee that have not yet been settled.

Settlement                 For sales by the Company of Certificated Notes
Procedures                 to or through an Agent (unless otherwise specified
Timetable:                 pursuant to a Terms Agreement), Settlement
                           Procedures "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:

                              Settlement
                              Procedure_          Time
                              ----------          ----

                                    A       2:00 P.M. on day before
                                            settlement date
                                    B       3:00 P.M. on day before
                                            settlement date
                                    C-D     2:15 P.M. on settlement
                                            date
                                    E       3:00 P.M. on settlement
                                            date
                                    F       5:00 P.M. on settlement
                                            date

Failure
to Settle:                     If a purchaser fails to accept delivery of
                               and make payment for any Certificated
                               Note, the relevant Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the price of such Note less such Agent's commission in respect of such Note (if any). Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the
                               Distribution Agreement, then the Company will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled," make appropriate entries in the Trustee's records and send such Note to the Company.